SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 29, 2013
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0‑17089	04‑2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)

                              (617) 912‑1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01.     Other Events.
On May 29, 2013, Boston Private Financial Holdings, Inc. (the “Company”) issued a press release announcing that BP Holdco, L.P., an affiliate of The Carlyle Group (“BP Holdco”), has agreed to sell 3,900,000 shares of the Company's common stock in an underwritten at-the-market offering. BP Holdco has granted the underwriters a 30-day option to purchase an additional 585,000 shares of the Company's common stock. Following the offering, assuming full exercise of the underwriters' option to purchase additional shares, BP Holdco will own approximately 4.1% of the outstanding shares of the Company's common stock. BP Holdco has also agreed to a 60 day lock-up for its remaining shares of the Company's common stock. The Company will not sell any shares in the offering and will not receive any proceeds from the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

Exhibit 99.1	Press release dated May 29, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: May 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 29, 2013